Exhibit 99.1

Delivers EPS Growth Driven by Improved Net Sales and Operating Income Performance
Continues to Deliver Leading Dollar Share Gains in Beer Category Across U.S. Tracked Channels
Returns Over $400 Million to Shareholders Through Share Repurchases and Dividends

	Net Sales (1)	Organic Net Sales	Operating Income (Loss) (1)	EPS
First Quarter Fiscal 2027 Financial Highlights | in millions, except per share data
Reported	$2,433	$2,433	$845	$3.79
% Change	(3%)	(3%)	18%	31%
Comparable	$2,433	$2,433	$834	$3.43
% Change	(3%)	3%	6%	7%
Note: A list of defined terms, including definitions of reported, comparable, and organic, as well as reconciliations of non-GAAP financial measures are contained elsewhere in this release. Comparable and organic amounts are non-GAAP financial measures.
(1)Three months ended May 31, 2025, includes (i) $142.0 million of net sales and (ii) $24.5 million of CAM that are no longer part of the Wine and Spirits segment results due to the 2025 Wine Divestitures.

HIGHLIGHTS
•Generates reported EPS of $3.79 and comparable EPS of $3.43
•Beer Business delivers both net sales and operating income growth of 2% and continues to lead the category in dollar share gains, outperforming the total beer category by nearly 3 percentage points in year-over-year dollar sales across Circana U.S. tracked channels
•Wine and Spirits Business reports net sales decline of 47% and delivers organic net sales and depletions growth of 8% and 6.6%, respectively, outperforming the total wine and spirits category in both dollar and volume sales in Circana U.S. tracked channels as the wine portfolio was the #2 dollar share gainer in the total wine category

•Generates operating cash flow of $662 million and free cash flow of $485 million, an increase of 4% and 9%, respectively
•Updates fiscal 2027 reported EPS outlook to $11.50 - $12.20, and affirms comparable EPS outlook of $11.20 - $11.90, operating cash flow target of $2.4 - $2.5 billion, and free cash flow target of $1.6 - $1.7 billion
•Repurchases $324 million of shares year-to-date through June 2026
•Declares quarterly cash dividend of $1.03 per share of Class A Common Stock

“Our portfolio continues to benefit from the strength of our brands, disciplined commercial execution, and our ability to connect with consumers across a broad range of occasions. Despite a discerning and value-conscious consumer environment, we grew Enterprise organic net sales and gained share during the first quarter of fiscal 2027. As we continue to deepen our understanding of evolving

“Our strong free cash flow generation enabled us to execute against our capital allocation priorities, including returning over $400 million to shareholders through share repurchases and dividends, all while holding to our target comparable net leverage ratio of ~3.0x and continuing to progress on the build out of our third brewery at Veracruz. We are confident in our ability to generate

consumer needs and invest behind our strategic priorities, we believe that we remain well positioned to drive sustainable organic growth while maintaining healthy investment in our brands.”	strong cash flow, allowing us to balance investments for growth with shareholder returns, while remaining committed to our disciplined and balanced capital allocation approach.”
Nicholas Fink - President & CEO	Garth Hankinson - Executive Vice President & CFO

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 1

BEER
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | in millions; branded product, 24-pack, 12-ounce case equivalents
May 31, 2026	113.3		$2,283.5	$891.4
May 31, 2025	111.3		$2,234.5	$873.4
% Change	1.8%	(0.3%)	2%	2%

HIGHLIGHTS
•Net sales increased 2% driven by a 1.8% increase in shipment volumes and continued favorable pricing.
•Operating margin remained relatively flat year-over-year at 39.0% as growth in shipment volumes and favorable pricing were offset by unfavorable mix and higher marketing and other SG&A spend.
•Depletions decreased 0.3% as declines for Modelo Especial of approximately 2% and Corona Extra of over 5% were partially offset by growth from Pacifico, Victoria, and the Modelo Chelada brands of approximately 21%, 14%, and 6%, respectively.
•Our Beer Business ranked as the #1 dollar share gainer in Circana U.S. tracked channels and had 5 of the top 15 dollar share gaining brands across the entire U.S. beer category:
◦Modelo Especial maintained its position as the #1 brand in dollar sales and was the #7 dollar share gainer, and within the brand family Modelo Chelada Limón y Sal was the #8 dollar share gainer;
◦Corona Extra remains a top 5 brand in dollar sales, and within the brand family Corona Familiar was the #11 dollar share gainer; and
◦Pacifico and Victoria were the #2 and #14 dollar share gainers, respectively.

Note: totals may not sum due to rounding

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 2

WINE AND SPIRITS
	Shipments	Organic Shipments (2)	Depletions (2)	Net Sales (1)	Organic Net Sales	Operating Income (Loss) (1)
Three Months Ended | in millions; branded product, 9-liter case equivalents
May 31, 2026	1.4	1.4		$149.2	$149.2	$(1.1)
May 31, 2025	3.9	1.3		$280.5	$138.5	$(6.0)
% Change	(64.1%)	7.7%	6.6%	(47%)	8%	(82%)
(2)Three months ended May 31, 2025, includes adjustments to remove volumes for associated with the 2025 Wine Divestitures (see below for applicable period).

HIGHLIGHTS
•Net sales declined 47% driven by a 64.1% decrease in shipment volumes reflecting the impact of the 2025 Wine Divestitures, while organic net sales increased 8% driven by a 7.7% increase in organic shipment volumes.
•Operating margin improved 140 basis points to (0.7%) as growth in organic shipment volumes and favorability from lower marketing and other SG&A spend was partially offset by the impact of the 2025 Wine Divestitures.
•Depletions increased 6.6% driven by approximately 4% and 62% increases in Kim Crawford and Mi CAMPO Tequila, respectively.
•Across Circana U.S. tracked channels, our wine and spirits portfolio outpaced the total wine and spirits category in both dollar and volume sales, as our wine portfolio was the #2 dollar share gainer in the total wine category.

Note: totals may not sum due to rounding

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 3

OUTLOOK

Enterprise and Wine and Spirits growth (decline) net sales assumptions for fiscal 2027 exclude $142 million for the March 1, 2025 to June 1, 2025, period that are no longer part of year-over-year results following the 2025 Wine Divestitures. The table sets forth management's current EPS expectations for fiscal 2027 compared to fiscal 2026 actual results.

	Reported		Comparable
	FY27 Estimate	FY26 Actual	FY27 Estimate	FY26 Actual
Fiscal Year Ending February 28	$11.50 - $12.20	$9.61	$11.20 - $11.90	$11.82
Fiscal 2027 Guidance Assumptions:
•Enterprise: organic net sales growth (decline) of (1)% - 1%
◦Beer: net sales growth (decline) of (1)% - 1%
◦Wine and Spirits: organic net sales growth (decline) of (1)% - 1%
•Enterprise operating margin: reported and comparable of 32% - 33%
◦Beer: operating margin of 37% - 38%
◦Wine and Spirits: operating margin of 5% - 6%
		•Tax rate: reported ~17%; comparable ~20% •Operating cash flow: $2.4 - $2.5 billion •Capital expenditures: ~$800 million •Free cash flow: $1.6 - $1.7 billion

QUARTERLY DIVIDEND
On June 30, 2026, Constellation’s board of directors declared a quarterly cash dividend of $1.03 per share of Class A Common Stock payable on August 13, 2026, to stockholders of record as of the close of business on July 30, 2026.
† A copy of this release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.
Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Mi CAMPO Tequila and High West Whiskey.
As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Maggie Bowman	213-500-2401	maggie.bowman@cbrands.com	Blair Veenema	585-284-4433	blair.veenema@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 4

SUPPLEMENTAL INFORMATION
Reported basis are derived from amounts as reported under GAAP. Comparable basis are amounts which exclude comparable adjustments, as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy and objectives, the consumer environment, our strategic and capital allocation priorities and targets, our brand strength, commercial execution, consumers connections, understanding of evolving consumer needs, and investing behind our strategic priorities, our positioning to drive sustainable organic growth while maintaining healthy investment in our brands, construction activities at our new brewery in Veracruz, our ability to generate strong cash flow and to balance investments for growth with shareholder returns, future operations, financial position, expected net sales, operating margin, tax rate, operating cash flow, capital expenditures, free cash flow, EPS, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements that involve risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those set forth in, or implied by, the Projections.
When used in this release, the words “anticipate,” “believe,” “expect,” “intend,” “outlook,” “will,“ “encouraged,” “approach,” “ability,” “enable,” and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current estimates, expectations, plans, and timetables, and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), cost savings, restructuring, operating, or efficiency initiatives, tariff changes, impacts, and responses, or financing or share repurchases that may be completed after the issuance of this release. Although we believe that the estimates, expectations, plans, and timetables reflected in the Projections are reasonable, we can give no assurance that such estimates, expectations, plans, and timetables will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:
•potential declines in the consumption of products we sell and our dependence on sales of our beer brands;
•our President and Chief Executive Officer transition;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•economic and other uncertainties associated with our international operations, including tariffs;
•water, agricultural and other raw material, and packaging material supply, production, and/or transportation difficulties, disruptions, and impacts, including limited groups of certain suppliers;
•reliance on complex information systems and third-party global networks as well as risks associated with cybersecurity and artificial intelligence;
•dependence on limited facilities for production of our beer brands and impacts from our Brewery Projects;
•operational disruptions or catastrophic loss to our breweries, wineries, other facilities, or distribution systems;
•severe weather, natural and man-made disasters, climate change, environmental sustainability and corporate social responsibility-related regulatory compliance, and failure to meet environmental sustainability and corporate social responsibility commitments and aspirations;
•the success of our cost savings, restructuring, and efficiency initiatives;
•reliance on wholesale distributors, major retailers, and government agencies;
•food safety and quality, including contamination and product degradation from diseases, pests, weather, and other conditions;
•communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, Customers, employees, and/or suppliers;
•effects of employee labor activities that could increase our costs;our indebtedness and credit ratings, interest rate fluctuations, and credit market disruptions or volatility;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including as a result of the conflict in the Middle East, or other governmental rules and regulations;
•class action or other litigation we face or may face, including related to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, or other matters;
•potential impairments of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the potential impact of a global minimum tax rate;
•uncertainties related to future cash dividends and share repurchases, which may affect the price of our common stock;
•ownership of our Class A Common Stock by certain individuals and entities affiliated with the Sands family and their Board of Director nomination rights;
•the choice-of-forum provision in our amended and restated by-laws regarding certain shareholder litigation; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, which could cause actual future performance to differ materially from our current expectations.

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	May 31, 2026	February 28, 2026
ASSETS
Current assets:
Cash and cash equivalents	$96.6	$102.4
Accounts receivable	726.7	658.2
Inventories	1,452.6	1,433.9
Prepaid expenses and other	765.1	711.8
Total current assets	3,041.0	2,906.3
Property, plant, and equipment, net	8,510.2	8,520.9
Goodwill	5,248.9	5,233.9
Intangible assets	2,536.8	2,533.0
Deferred income taxes	1,459.2	1,370.3
Other assets	1,312.6	1,336.1
Total assets	$22,108.7	$21,900.5

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$336.3	$272.0
Current maturities of long-term debt	1,102.6	603.6
Accounts payable	1,000.1	960.2
Other accrued expenses and liabilities	890.0	854.0
Total current liabilities	3,329.0	2,689.8
Long-term debt, less current maturities	9,094.9	9,692.9
Deferred income taxes and other liabilities	1,135.0	1,130.9
Total liabilities	13,558.9	13,513.6
CBI stockholders’ equity	8,255.6	8,082.4
Noncontrolling interests	294.2	304.5
Total stockholders’ equity	8,549.8	8,386.9
Total liabilities and stockholders’ equity	$22,108.7	$21,900.5

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	May 31, 2026	May 31, 2025
NET INCOME (LOSS) ATTRIBUTABLE TO CBI
Sales	$2,590.4	$2,677.5
Excise taxes	(157.7)	(162.5)
Net sales	2,432.7	2,515.0
Cost of product sold	(1,112.1)	(1,248.4)
Gross profit	1,320.6	1,266.6
Selling, general, and administrative expenses	(457.0)	(500.7)
Asset impairment and related expenses	(18.3)	(52.1)
Operating income (loss)	845.3	713.8
Income (loss) from unconsolidated investments	0.5	(3.5)
Interest expense, net	(85.8)	(98.9)
Income (loss) before income taxes	760.0	611.4
(Provision for) benefit from income taxes	(88.1)	(87.6)
Net income (loss)	671.9	523.8
Net (income) loss attributable to noncontrolling interests	(18.1)	(7.7)
Net income (loss) attributable to CBI	$653.8	$516.1

CLASS A COMMON STOCK
Net income (loss) per common share attributable to CBI – basic	$3.80	$2.90
Net income (loss) per common share attributable to CBI – diluted	$3.79	$2.90
Weighted average common shares outstanding – basic	172.186	177.801
Weighted average common shares outstanding – diluted	172.407	177.991
Cash dividends declared per common share	$1.03	$1.02

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2026	May 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$671.9	$523.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	(78.4)	34.0
Depreciation	97.6	105.2
Stock-based compensation	15.0	10.4
Noncash lease expense	33.5	31.0
Asset impairment and related expenses	18.3	52.1
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	(66.4)	(73.9)
Inventories	(34.4)	(20.8)
Prepaid expenses and other current assets	(23.8)	(25.8)
Accounts payable	48.0	36.7
Other accrued expenses and liabilities	(7.2)	(92.3)
Other	(12.3)	56.8
Total adjustments	(10.1)	113.4
Net cash provided by (used in) operating activities	661.8	637.2

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(177.2)	(192.8)
Purchase of business, net of cash acquired	(15.3)	—
Other investing activities	(0.7)	(3.3)
Net cash provided by (used in) investing activities	(193.2)	(196.1)

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2026	May 31, 2025
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	499.7	499.1
Principal payments of long-term debt	(601.1)	(1.0)
Net proceeds from (repayments of) short-term borrowings	64.4	(429.2)
Dividends paid	(178.7)	(182.2)
Purchase of treasury stock	(223.8)	(306.1)
Proceeds from shares issued under equity compensation plans	3.9	5.3
Payments of minimum tax withholdings on stock-based payment awards	(10.2)	(9.4)
Payments of debt issuance, debt extinguishment, and other financing costs	(2.9)	(5.2)
Distributions to noncontrolling interests	(25.0)	(7.5)
Payment of contingent consideration	(0.3)	(1.4)
Net cash provided by (used in) financing activities	(474.0)	(437.6)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	2.3
Net increase (decrease) in cash and cash equivalents	(5.8)	5.8
Cash and cash equivalents, beginning of period	102.4	68.1
Cash and cash equivalents, end of period	$96.6	$73.9

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because management uses this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides our investors and other external users valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance.

	Three Months Ended
	May 31, 2026	May 31, 2025	Percent Change
CONSOLIDATED
Net sales	$2,432.7	$2,515.0	(3%)
Less: divestiture (1)	—	(142.0)
Organic net sales	$2,432.7	$2,373.0	3%

BEER
Net sales	$2,283.5	$2,234.5	2%

WINE AND SPIRITS
Net sales	$149.2	$280.5	(47%)
Less: divestiture (1)	—	(142.0)
Organic net sales	$149.2	$138.5	8%
(1)For the applicable period:

Three Months Ended May 31, 2025
2025 Wine Divestitures	3/1/2025 - 5/31/2025

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended
	May 31, 2026	May 31, 2025	Percent Change
BEER
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	113.3	111.3	1.8%
Depletions			(0.3%)

WINE AND SPIRITS
(branded product, 9-liter case equivalents)
Shipments	1.4	3.9	(64.1%)
Organic shipments (1)	1.4	1.3	7.7%
Depletions (1)			6.6%
(1)Includes adjustments to remove divestiture volumes for the applicable period:

Three Months Ended May 31, 2025
2025 Wine Divestitures	3/1/2025 - 5/31/2025

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)

Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments. See page 14 for further information on comparable adjustments.

	Three Months Ended
	May 31, 2026	May 31, 2025	Percent Change
CONSOLIDATED
Net sales	$2,432.7	$2,515.0	(3%)
Gross profit	$1,320.6	$1,266.6	4%
Operating income (loss)	$845.3	$713.8	18%
Operating margin	34.7%	28.4%
Income (loss) from unconsolidated investments	$0.5	$(3.5)	114%
Depreciation and amortization	$97.9	$105.5	(7%)
COMPARABLE ADJUSTMENTS
Gross profit	$38.3	$(16.5)	NM
Operating income (loss)	$11.1	$(96.1)	NM
BEER
Net sales	$2,283.5	$2,234.5	2%
Segment gross profit	$1,218.2	$1,187.0	3%
Segment gross margin	53.3%	53.1%
Segment operating income (loss)	$891.4	$873.4	2%
Segment operating margin	39.0%	39.1%
Segment depreciation and amortization	$77.3	$76.8	1%
WINE AND SPIRITS
Net sales	$149.2	$280.5	(47%)
Segment gross profit	$64.1	$96.1	(33%)
Segment gross margin	43.0%	34.3%
Segment operating income (loss)	$(1.1)	$(6.0)	82%
Segment operating margin	(0.7)%	(2.1)%
Segment income (loss) from unconsolidated investments	$0.9	$(2.4)	138%
Segment depreciation and amortization	$15.5	$22.2	(30%)
CORPORATE OPERATIONS AND OTHER
Segment operating income (loss)	$(56.1)	$(57.5)	2%
Segment income (loss) from unconsolidated investments	$(0.4)	$(1.1)	64%
Segment depreciation and amortization	$5.1	$6.5	(22%)

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors and other external users valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended
	May 31, 2026	May 31, 2025	Percent Change
Operating income (loss) (GAAP)	$845.3	$713.8	18%
Comparable adjustments	(11.1)	96.1
Less: divestiture (1)	—	(24.5)
Comparable operating income (loss) (Non-GAAP)	$834.2	$785.4	6%
Comparable operating margin	34.3%	33.1%

	Three Months Ended
	May 31, 2026	May 31, 2025	Percent Change
Net income (loss) attributable to CBI (GAAP)	$653.8	$516.1	27%
Comparable adjustments	(63.2)	56.8
Comparable net income (loss) attributable to CBI (Non-GAAP)	$590.6	$572.9	3%

	Three Months Ended
	May 31, 2026	May 31, 2025	Percent Change
EPS (GAAP)	$3.79	$2.90	31%
Comparable adjustments	(0.37)	0.32
Comparable EPS (Non-GAAP)	$3.43	$3.22	7%
Weighted average common shares outstanding - diluted	172.407	177.991
(1)Amount reflects gross profit less marketing that are no longer part of the results for the applicable period:

Three Months Ended May 31, 2025
2025 Wine Divestitures	3/1/2025 - 5/31/2025

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended
	May 31, 2026	May 31, 2025
Net gain (loss) on undesignated commodity derivative contracts	$49.3	$(17.7)
Settlements of undesignated commodity derivative contracts	(9.4)	2.5
Flow through of inventory step-up	(1.0)	(0.9)
Strategic business reconfiguration costs, net	(0.6)	(0.4)
Comparable adjustments, Gross profit	38.3	(16.5)
Asset impairment and related expenses	(18.3)	(52.1)
Transition services agreements activity	(5.1)	(5.5)
2025 Restructuring Initiative	(0.6)	(13.3)
Strategic business reconfiguration costs, net	0.3	(5.2)
Other gains (losses)	(3.5)	(3.5)
Comparable adjustments, Operating income (loss)	11.1	(96.1)
Comparable adjustments, Interest expense, net	(0.3)	—
Comparable adjustments, (Provision for) benefit from income taxes	52.4	39.3
Comparable adjustments, Net income (loss) attributable to CBI	$63.2	$(56.8)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Strategic business reconfiguration costs, net
We recognized net costs in connection with activities intended to streamline operations, improve efficiencies, and reduce our cost structure.
Asset impairment and related expenses
We recognized (i) an impairment on assets held for sale in connection with a divestiture (three months ended May 31, 2026) and (ii) contract liabilities and inventory obsolescence expenses associated with the 2025 Wine Divestitures, partially offset by changes in then-existing net assets held for sale (three months ended May 31, 2025).
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sales of portions of our Wine and Spirits Business.
2025 Restructuring Initiative
We recognized costs in connection with the 2025 Restructuring Initiative.

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Other gains (losses)

	Three Months Ended
	May 31, 2026	May 31, 2025
Gain (loss) on sale of business	$(2.5)	$(1.4)
Transaction, integration, and other acquisition-related costs	$(1.0)	$(2.1)
Comparable adjustments, Interest expense, net
We recognized losses from the write-off of unamortized discount and debt issuance costs in connection with the redemption of outstanding senior notes for the three months ended May 31, 2026.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following (expense) and benefit adjustments:

	Three Months Ended
	May 31, 2026	May 31, 2025
Adjustments to valuation allowances	$63.3	$(0.6)
Tax rate change impacts	$11.5	$—
Adjustments to tax attributes	$(20.1)	$—
Resolution of various tax examinations and assessments related to prior periods	$(0.6)	$21.9
Recent divestitures	$—	$(6.1)

	Three Months Ended
	May 31, 2026			May 31, 2025
	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)
Reported basis (GAAP)	$760.0	$(88.1)	11.6%	$611.4	$(87.6)	14.3%
Comparable adjustments	(10.8)	(52.4)		96.1	(39.3)
Comparable basis (Non-GAAP)	$749.2	$(140.5)	18.8%	$707.5	$(126.9)	17.9%
(1)The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(2)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Operating Margin Guidance

	Guidance Range for the Year Ending February 28, 2027
Net sales (GAAP)	$8,910	$9,090

Operating income (GAAP)	$2,833	$2,983
Comparable adjustments (1)	2	2
Comparable operating income (Non-GAAP)	$2,835	$2,985

Operating margin (GAAP)	32%	33%
Comparable operating margin (Non-GAAP)	32%	33%

(1)	Comparable adjustments include: (2) (3)	Estimated for the Year Ending February 28, 2027
	Asset impairment and related expenses	$18
	Transition services agreements activity	$13
	Settlements of undesignated commodity derivative contracts	$9
	2025 Restructuring Initiative	$7
	(Gain) loss on sale of business	$3
	Flow through of inventory step-up	$2
	Other (gains) losses	$1
	Net (gain) loss on undesignated commodity derivative contracts	$(49)
	Strategic business reconfiguration costs, net	$(2)
(2)	Amount reflects gross profit less marketing attributable to the 2025 Wine Divestitures for the period March 1, 2025, through June 1, 2025.
(3)	May not sum due to rounding.
EPS Guidance

	Guidance Range for the Year Ending February 28, 2027		Actual for the Year Ended February 28, 2026
Forecasted EPS (GAAP)	$11.50	$12.20	$9.61
Comparable adjustments (1)	(0.30)	(0.30)	2.21
Forecasted comparable EPS (Non-GAAP) (2)	$11.20	$11.90	$11.82

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

(1)	Comparable adjustments include: (2)	Estimated for the Year Ending February 28, 2027	Actual for the Year Ended February 28, 2026
	Adjustments to valuation allowances	$(0.37)	$1.88
	Net (gain) loss on undesignated commodity derivative contracts	$(0.22)	$(0.10)
	Tax rate change impacts	$(0.07)	$0.13
	Strategic business reconfiguration costs, net	$(0.01)	$0.07
	Adjustments to tax attributes	$0.12	$0.12
	Asset impairment and related expenses	$0.08	$0.46
	Transition services agreements activity	$0.06	$0.15
	Settlements of undesignated commodity derivative contracts	$0.04	$(0.01)
	2025 Restructuring Initiative	$0.03	$0.30
	(Gain) loss on sale of business	$0.01	$0.14
	Flow through of inventory step-up	$0.01	$0.02
	Other (gains) losses	$0.01	$(0.12)
	Resolution of various tax examinations and assessments related to prior periods	$—	$(1.36)
	Recent divestitures	$—	$0.25
	Taxable dividend distribution from a foreign subsidiary	$—	$0.19
	(Income) loss from unconsolidated investments	$—	$0.04
	CEO severance and transition benefits	$—	$0.03

(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors and other external users about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

	Guidance Range for the Year Ending February 28, 2027
Net cash provided by operating activities (GAAP)	$2,400	$2,500
Purchase of property, plant, and equipment	(800)	(800)
Free cash flow (Non-GAAP)	$1,600	$1,700

	Three Months Ended
	May 31, 2026	May 31, 2025
Net cash provided by operating activities (GAAP)	$661.8	$637.2
Purchase of property, plant, and equipment	(177.2)	(192.8)
Free cash flow (Non-GAAP)	$484.6	$444.4

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 17

DEFINED TERMS

Unless the context otherwise requires, the terms “Company,” “CBI,” “we,” “our,” or “us” refer to Constellation Brands, Inc. and its subsidiaries.

TERM	MEANING
2025 Restructuring Initiative	enterprise-wide cost savings and restructuring initiative designed to help optimize the performance of our business

2025 Wine Divestitures
sale and, in certain instances, exclusive license to use the trademarks of a portion of our wine and spirits business, primarily centered around our then-owned mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities on June 2, 2025

Brewery Projects	modular capacity addition activities at our breweries located in Nava, Coahuila, Mexico and Obregón, Sonora, Mexico and our new brewery being constructed in Heroica Veracruz, Veracruz, Mexico

CAM	contribution after marketing, which equals gross profit less marketing expenses

CircanaTM	Industry market research publication used by consumer packaged goods companies

COGS	cost of product sold

comparable adjustments	certain items affecting comparability that have been excluded because management uses this information in monitoring and evaluating the results and underlying business trends of the core operations of the Company and/or in internal goal setting

Comparable or Comparable basis	amounts which exclude items that affect comparability

Customers
wholesale distributors, retailers (generally outside of the 3-tier U.S. distribution channel where products are sold to a distributor (wholesaler) who then sells to a retailer; the retailer sells the products to a consumer; however, in control states, the state government performs the role of wholesaler and retailer), state alcohol beverage control agencies which sell to consumers, and direct-to-consumer purchasers

Depletions	represents U.S. distributor shipments of our respective branded products to retail customers, based on third-party data

EPS	diluted net income (loss) per share attributable to CBI

external users	financial analysts covering the Company, rating agencies, and other external users

FY or fiscal	fiscal year

GAAP	general accepted accounting principles in the U.S.

Projections	statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including those identified under Forward-Looking Statements

Reported or Reported basis	derived from amounts as reported under GAAP

NM	not meaningful

SG&A	selling, general, and administrative expenses

V/P/M	volume / price / mix

Constellation Brands, Inc. Q1 FY 2027 Earnings Release	#WORTHREACHINGFOR I 18